As filed with the Securities and Exchange Commission on October 25, 1995
                                                  Registration No. 33-
-------------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           --------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  Under
                        THE SECURITIES ACT OF 1933

                           --------------------

                         CADIZ LAND COMPANY, INC.
          (Exact name of registrant as specified in its charter)

                 Delaware                             77-0313235
     (State or other jurisdiction of                (IRS Employer
     incorporation or organization)               Identification No.)

                   10535 Foothill Boulevard, Suite 150
                    Rancho Cucamonga, California 91730
                 (Address of principal executive offices)

                              Keith Brackpool
                   10535 Foothill Boulevard, Suite 150
                    Rancho Cucamonga, California 91730
                  (Name and address of agent for service)

                              (909) 980-2738
      (Telephone number, including area code, of agent for service)

                           --------------------

                       Copies of communications to:
                        HOWARD J. UNTERBERGER, ESQ.
                          J. BRAD WIGGINS, ESQ.
                             Miller & Holguin
                  1801 Century Park East, Seventh Floor
                       Los Angeles, California 90067
                              (310) 556-1990

                          --------------------

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement

                    CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
 Title Of                          Proposed      Proposed Maximum    Amount
Securities          Amount          Maximum         Aggregate          of
  To Be             to Be        Offering Price      Offering     Registration
Registered       Registered(1)    Per Unit (2)      Price (2)       Fee (3)
------------------------------------------------------------------------------
Common Stock,
 $.01 par value    27,778 shares       $4.94         $137,223.32       $100
------------------------------------------------------------------------------

(1) All of such shares (the "Shares"), which are offered for resale by the Selling Shareholder hereunder, were acquired by the Selling Shareholder pursuant to an employee benefit plan of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended, (the "Securities Act").

(2) Pursuant to Rule 457(c) under the Securities Act, the offering price has been computed as the average of the high and low prices of the Registrant's Common Stock reported on October 19, 1995.

(3) The $100 minimum fee prescribed by Section 6(b) of the Act applies to this offering.

-----------------------------------------------------------------------------


                                PART I

                           EXPLANATORY NOTE
                           ----------------

Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus meeting the requirements of Part I of Form S-3 relating to the reoffering of the Shares, which are restricted securities that were acquired by the Selling Shareholder (who is not an affiliate of the Company) pursuant to options under an employee benefit plan, as defined in Rule 405 under the Securities Act of 1933, as amended.
Prospectus





                         CADIZ LAND COMPANY, INC.

              27,778 Shares of Common Stock, no par value


This Prospectus relates to 27,778 shares (the "Shares") of common stock, $.01 par value (the "Common Stock") of Cadiz Land Company, Inc. (the "Company"), and has been prepared for use upon the resale of the Shares by a shareholder of the Company (the
"Selling Shareholder") who had previously acquired such Shares upon exercise of options granted at the time the Selling Shareholder was an employee of the Company. It is anticipated that the Shares will be offered by the Selling Shareholder for resale at prevailing market prices on the date of sale to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).
(See "Selling Shareholder" and "Plan of Distribution.")

None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder.

The Shares of Common Stock of the Company are traded in the over-the-counter market on the Nasdaq National Market System
("NMS").  On October 23, 1995, the closing price of the Common
Stock as reported on the NMS was $5.00 per share.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
A CRIMINAL OFFENSE.


                     ----------------------


        The date of this Prospectus is October 25, 1995.



NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                        AVAILABLE INFORMATION
                        ---------------------

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at Seven World Trade Center, New York, New York 10048; and at 500 West Madison Street, Chicago, Illinois 60661. Copies of said material can also be obtained at the prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549.

The Common Stock is listed for trading on the NASDAQ
National Market System and copies of the aforementioned materials may be inspected at the office of the National
Association of Securities Dealers, Inc., at 1735 K Street,
N.W., Washington, D.C. 20006.

This Prospectus is part of a Registration Statement filed and effective under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the Securities Act. The statements in this Prospectus as to the contents of any agreement or other document of which a copy is filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by reference thereto.

The Company's principal executive offices are located at 10535 Foothill Boulevard, Suite 150, Rancho Cucamonga,
California 91730, and its telephone number is (909) 980-2738.



                      CADIZ LAND COMPANY, INC.


                         TABLE OF CONTENTS
                         -----------------


                                                                  Page
                                                                  ----

Incorporation of Certain Documents by Reference                     4
Risk Factors                                                        5
Selling Shareholder                                                 6
Plan of Distribution                                                7
Use of Proceeds                                                     7
Experts                                                             7
Indemnification                                                     8




             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
             -----------------------------------------------

The following documents containing information about the Company have been filed with the Securities and Exchange Commission (the "Commission") and are hereby incorporated in this Prospectus by reference:

   (a) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1995.

   (b) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1995.

   (c) The Company's report on Form 8-K dated May 1, 1995.

   (d) The description of the Company's class of Common
       Stock which is registered under Section 12 of the Exchange Act, which description is set forth in
       Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon their written or oral request, a copy of any or all of the documents incorporated in this Prospectus by reference as described above (except for those exhibits incorporated by reference into the text of such documents). Requests should be directed to Susan K. Chapman, Chief Financial Officer, Cadiz Land Company, Inc., 10535 Foothill Boulevard, Suite 150, Rancho Cucamonga, California 91730, telephone (909) 980-2738.



                      RISK FACTORS
                      ------------

An investment in the Shares is highly speculative, involves significant risks and should be considered only by persons who can afford the loss of their entire investment. The following factors, as well as those discussed in the documents incorporated by reference herein, should be carefully considered in evaluating the Company and its business before purchasing Shares.

   (a) HISTORICAL OPERATING LOSSES AND ACCUMULATED
       DEFICITS - The Company has a history of operating losses and accumulated deficits. See Item 6 -
       "Summary of Selected Financial Data" and Item 7 -
       "Management's Discussion and Analysis of Financial
       Condition and Results of Operations" in the Company's annual report on Form 10-K for the fiscal year ended March 31, 1995, which document is incorporated herein by reference (the "1995 10-K").

   (b) ANTICIPATED CONTINUED OPERATING LOSSES AND POSSIBLE
       NEED FOR FUTURE FINANCING - The Company anticipates that it will continue to incur operating losses in the immediate future. As a result, the Company may need to arrange additional financing in order to meet its operational requirements during this period. See Item 7 - "Management's Discussion and
       Analysis of Financial Condition and Results of
       Operations" in the 1995 10-K.

   (c) UNCERTAINTIES ASSOCIATED WITH THE DEVELOPMENT OF
       WATER RESOURCES - In addition to the risk of delays
       associated with receiving all necessary regulatory
       approvals and permits, the Company may also
       encounter unforseen technical difficulties which
       could result in construction delays and cost
       increases.  The Company is currently negotiating
       contractual terms for agreements which will be
       entered into with various public agencies
       participating in the Company's water transfer
       project at Cadiz.  As with any negotiation, the
       outcome is unable to be predicted.   Furthermore,
       the Company has no experience to date in the commercial production and delivery of water in large amounts on a long-term basis. There is, therefore, a limited historical basis on which to evaluate future performance of the Company's proposed operations in this area.

   (d) RISKS INHERENT IN AGRICULTURAL OPERATIONS - The
       Company is subject to risks associated with its agricultural development operations. See Item 1(c)
       - "Narrative Description of Business - Agricultural
       Development" in the 1995 10-K.

   (e) RAIL-CYCLE - A proposal is currently before the San Bernardino County Board of Supervisors (the "Board of Supervisors") for approval of a waste landfill project (the Rail-Cycle Project") at a site located approximately one mile from the western border of the Cadiz property. The Company has vigorously opposed the Rail Cycle Project on a number of grounds, and contends that the project, as currently designed, poses environmental risks both to the Company's agricultural operations at Cadiz and to the groundwater basin underlying the Cadiz property.

       In addition, the Company joined a local coalition which garnered enough support to place a county-wide initiative on the ballot at the next general election to be held
       March 26, 1996. This initiative, if approved, would require that no large solid waste landfill shall overlie or be located within ten miles from the point of extraction of a significant water resource, unless such a facility had been fully permitted, constructed or operational as of March 14, 1995. Furthermore, the Board of Supervisors, have tentatively decided to require a business license tax to be levied against the Rail-Cycle project which, prior to adoption, must be approved by a majority vote of the general electorate of the County. No assurances can be made as to the outcome of the Board of Supervisors' final decision or to the results of the general election.

   (f) REGULATION AND REGULATORY APPROVALS - Certain areas of the Company's operations are subject to varying degrees of federal, state and local laws and regulations. See Item 1(c) - "Narrative
       Description of Business - Regulation" in the 1995
       10-K.

   (g) COMPETITION - The Company faces competition for the acquisition, development and sale of its properties from a number of competitors, some of which have significantly greater resources than the Company.
       See Item 1(c) - "Narrative Description of Business
       - Competition" in the 1995 10-K.


                     SELLING  SHAREHOLDER
                     --------------------

The following table shows the name of the Selling Shareholder and the number of Shares being offered by the Selling Shareholder, which constitute all of the Shares held of record by the Selling Shareholder. After completion of the offering, assuming all of the Shares being offered are sold, the Selling Shareholder will not own any shares of Common Stock.

              Selling                 Number of
            Shareholder            Shares Offered
            -----------            --------------

           R. Dan Ewell                27,778

The Selling Shareholder has not held any position, office or other material relationship within the past three years with the Company or any of its affiliates.



                        PLAN OF DISTRIBUTION
                        --------------------

The Shares offered hereby are being offered directly by the Selling Shareholder for his own account. No underwriter is being utilized in connection with this offering.

The sale of the Shares may be effected by the Selling Shareholder from time to time in transactions in the over-the-counter market, through the NMS, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares from whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

There can be no assurance that the Selling Shareholder will sell any or all of the Shares offered hereunder.


                          USE OF PROCEEDS
                          ---------------

The Company will not realize any proceeds upon the sale of the Shares by the Selling Shareholder.


                              EXPERTS
                              -------

The financial statements of the Company appearing in the Company's annual report on Form 10-K for the fiscal year ended March 31, 1995, have been audited by Price Waterhouse LLP, independent accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                           INDEMNIFICATION
                           ---------------

Section 145 of the Delaware General Corporation Law permits the Company's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

The Company's Bylaws provide for mandatory indemnification of directors and officers of the Company, and those serving at the request of the Company as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification shall be a contract right between each Agent and the Company.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.



                               -END-






                              PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
         --------------------------------------------------

Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

        The following documents are incorporated by reference in this Registration Statement:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended March 31, 1995.

        (b) The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1995.

        (c)  The Registrant's report on Form 8-K dated May 1, 1995.

        (d) The description of the Registrant's class of Common Stock which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which description is set forth in Item 1 of the registration statement on Form 8-A filed under the Exchange Act on May 8, 1984, and updated in reports on Form 8-K dated May 9, 1988 and May 6, 1992.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.


Item 4. Description of Securities.
        -------------------------

        Not applicable.


Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        The consolidated financial statements and schedules of the Registrant included in this Registration Statement have been included in reliance upon the report of Price Waterhouse, independent accountants, and upon the authority of that firm as experts in accounting and auditing.


Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

        Section 145 of the Delaware General Corporation Law permits the Registrant's Board of Directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        The Registrant's Bylaws provide for mandatory indemnification of directors and officers of the Registrant, and those serving at the request of the Registrant as directors, officers, employees, or agents of other entities (collectively, "Agents"), to the maximum extent permitted by law. The Bylaws provide that such indemnification shall be a contract right between each Agent and the Registrant.


Item 7. Exemption from Registration Claimed.
        -----------------------------------

        The Company offered and sold the Shares to the Selling Shareholder pursuant to employee benefit plan options (the "Options") which the Company granted to the Selling Shareholder in August 1987 when he was an employee of the Company. The Selling Shareholder exercised the Options in June 1994. The Company believes that the offer and sale of the Shares were exempt from registration under the Securities Act by virtue of Section 4(2) thereof as a transaction not involving any public offering. When exercising the Options, the Selling Shareholder represented that he was purchasing for investment, without intent to distribute the Shares; the Company had reason to believe that the Selling Shareholder was qualified as a sophisticated investor and had been given sufficient access to information about the Company; and the Shares were issued subject to a legend condition.


Item 8. Exhibits.
        --------

        The following documents are filed or incorporated by reference as part of this Registration Statement:

         4.1   Specimen Form of Stock Certificate(1)

        10.1 Option Agreement dated April 20, 1995 between Registrant and David Peterson(2)

        23.1   Consent of Price Waterhouse LLP(3)

-------------------------

(1) Previously filed as Exhibit to the Registrant's Report on Form 8-K dated May 6, 1992, and incorporated herein by reference.

(2) Previously filed as Exhibit to the Registrant's Form S-8 Registration Statement No. 33-63065 filed on September 29, 1995, and incorporated herein by reference.

(3)     Filed herewith.



Item 9. Undertakings.
        ------------

        The undersigned registrant hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                   Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section
                   13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to
                   file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
                   (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form
                   F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities
                   Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

        (b) That, for purposes of determining any liability under the the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                             SIGNATURES
                             ----------

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga, State of California, on the 25th day of October, 1995.


                               CADIZ LAND COMPANY, INC.


                           By: /s/ Keith Brackpool
                               ------------------------
                               Keith Brackpool
                               Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                    Title                      Date
     ---------                    -----                      ----

/s/ Dwight W. Makins        Chairman of the Board      October 25, 1995
------------------------    and Director
Dwight W. Makins


/s/ Keith Brackpool         Chief Executive Officer    October 25, 1995
------------------------    and Director
Keith Brackpool             (Principal Executive
                            Officer)


/s/ J.F.R. Hammond          Director                   October 25, 1995
------------------------
J.F.R. Hammond


/s/ Stephen D. Weinress     Director                   October 25, 1995
------------------------
Stephen D. Weinress


/s/ Susan K. Chapman        Chief Financial Officer    October 25, 1995
------------------------    and Secretary
Susan K. Chapman            (Principal Financial
                            and Accounting Officer)





                           EXHIBIT INDEX
                           -------------


  Exhibit
  Number          Exhibit
  -------         -------

   23.1           Consent of Price Waterhouse LLP






                                                               EXHIBIT 23.1
                                                               ------------


                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Cadiz Land Company, Inc. of our report dated June 9, 1995 appearing with the Consolidated Financial Statements included in the Form 10-K for the year ended March 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 48 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP

PRICE WATERHOUSE LLP
Los Angles, California
October 25, 1995